EXHIBIT 99.1

Investor Relations: Brian Norris Acme Packet +1 781-328-4790 bnorris@acmepacket.com	Industry Analysts: Kevin Mitchell Acme Packet +1 781-328-4436 kmitchell@acmepacket.com	Trade and Business Press: Rich Williams Connect2 Communications +1 919-554-3532 rmwilliams@connect2comm.com

Acme Packet Reports Results for Second Quarter of Fiscal Year 2007

— Company Posts Record Quarterly Revenues and Pre-Tax Earnings —
— Company Reaffirms Previous Business Outlook for 2007 —

BURLINGTON, MA. — August 1, 2007 — Acme Packet, Inc. (NASDAQ: APKT), the leader in session border control solutions, today announced results for its second quarter ended June 30, 2007 and reaffirmed its previously issued business outlook for 2007.  Highlights from the second quarter included:

•                  Record quarterly revenues of $27.0 million — an increase of 8% sequentially and 41% year-over-year and the seventh consecutive quarter of both sequential and year-over-year revenue growth;

•                  Record quarterly pre-tax earnings of $7.2 million — an increase of 5% sequentially and 34% year-over-year;

•                  Acquired 34 new service provider customers to expand its customer base to over 420 service providers — including 76 of the 100 largest Tier-1s in the world;

•                  Announced publicly nine more customers around the world from Alabama to Australia;

•                  Expanded the Acme Packet Connected Universe™ with the addition of four new Constellation program members; and

•                  Delivered Net-Net OS Release 5.0 with over 50 new features and enhancements for controlling service provider, enterprise and contact center access and interconnect borders.

Results for Three Month Period Ended June 30, 2007

Total revenues for the three month period ended June 30, 2007 were $27.0 million, an increase of 41% compared to total revenues of $19.2 million for the same period last year.  Net income for the three month period ended June 30, 2007 was $4.6 million, or $0.07 per share on a diluted basis.  Net income on a non-GAAP basis(1) for the three month period ended June 30, 2007 was $5.7 million, or $0.09 per share on a diluted basis.  Non-GAAP net income(1) for the three month period ended June 30, 2007 differs from GAAP net income as it excludes stock-based compensation expense, net of tax, of approximately $1.1 million, or $0.02 per share on a diluted basis.  A reconciliation of GAAP to non-GAAP results is included at the end of this press release.  Net income for the three month period ended June 30, 2006 was $5.2 million, or $0.09 per share on a diluted basis.  The Company’s results during the three month period ended June 30, 2007 reflect a fully effective GAAP tax rate of approximately 36%.  In contrast, the Company recorded a fully effective GAAP tax rate of approximately 3% during the three month period ended June 30, 2006, which represented a provision for United States federal alternative minimum tax and certain foreign taxes as the Company utilized net operating loss carryforwards and tax credits to offset taxable income.

Results for Six Month Period Ended June 30, 2007

Total revenues for the six month period ended June 30, 2007 were $52.1 million, an increase of 37% compared to total revenues of $38.1 million for the same period last year.  Net income for the six month period ended June 30, 2007 was $8.9 million, or $0.13 per share on a diluted basis.  Net income on a non-GAAP basis(1) for the six month period ended June 30, 2007 was $10.7 million, or $0.16 per share on a diluted basis.  Non-GAAP net income(1) for the six month period ended June 30, 2007 differs from GAAP net income as it excludes stock-based compensation expense, net of tax, of approximately $1.8 million, or $0.03 per share on a diluted basis.  Net income for the six month period ended June 30, 2006 was $11.3 million, or $0.21 per share on a diluted basis.  The Company’s results during the six month period ended June 30, 2007 reflect a fully effective GAAP tax rate of approximately 37%.  In contrast, the Company recorded a fully effective GAAP tax rate of approximately 3% during the six month period ended June 30, 2006, which represented a provision for United States federal alternative minimum tax and certain foreign taxes as the Company utilized net operating loss carryforwards and tax credits to offset taxable income.

“We are pleased to report strong second quarter results highlighted by record revenues, gross profit, and pre-tax earnings.  In addition to the financial results, our strong execution during the second quarter was also reflected in our robust customer acquisition efforts, the deepening deployments within our existing customers, and the continuing progress of our new product innovation initiatives,” said Andy Ory, President and Chief Executive Officer of Acme Packet, Inc. “We are looking forward to the second half of the fiscal year based on broad based adoption of our solutions and strong company-wide execution.”

Company Comments on Business Outlook for 2007

The Company reaffirmed its previously issued business outlook for 2007.  The Company expects revenues in 2007 to range between $108.0 million and $112.0 million with sequential growth in each quarter of the year.  The Company expects GAAP net income in 2007 to range between $14.5 million and $15.5 million, or between $0.22 and $0.24 per share on a diluted basis.  The Company expects non-GAAP(1) net income in 2007 to range between $18.5 million and $19.5 million, or between $0.28 and $0.30 per share on a diluted basis.  The Company’s outlook for non-GAAP(1) net income differs from GAAP net income in 2007 as it excludes estimated stock-based compensation expense, net of tax, of approximately $4.0 million, or $0.06 per share on a diluted basis.  The Company’s outlook for 2007 assumes a fully effective non-GAAP tax rate of 35%.  In contrast, the Company recorded a fully effective non-GAAP tax rate of approximately 5% in 2006.  The Company expects its full year weighted average diluted share count to be approximately 66.5 million in 2007 as compared to 57.4 million in 2006.

Operational Highlights

The following milestones were completed or announced since the Company’s first quarter of fiscal year 2007 ended on March 31, 2007:

•                  The Company extended its leadership position in the SBC market with the announcement of nine new customers including: AR Telecom, an independent telecommunications company in Portugal; Broadnet, a German competitive local exchange carrier and internet service provider; eircom, Ireland’s incumbent local exchange carrier; Edutel, a competitive local exchange carrier and internet service provider in the Netherlands; Internode, an Australian broadband provider; IP Networked Services, a wholly-owned division of Automatic Data Processing, Inc; Lannet Communications, which serves its customers through a privately owned nationwide network in Greece; Momentum Telecom Wholesale, a residential and business digital phone service provider based in Birmingham, Alabama; and Netia, a competitive local exchange carrier based in Poland and the largest alternative fixed-line telecom operator in the country.

•                  The Company announced the expansion of the Acme Packet Connected Universe™ program with the addition of four new Constellation members — Belgacom ICS, Momentum Telecom Wholesale, PAETEC and Telcordia Technologies, Inc. The Acme Packet Connected Universe, launched in November 2006, is a program designed to facilitate business relationships among Acme Packet-enabled service providers that extend service reach, drive down costs, improve service quality and ultimately leverage new IP interactive communication service opportunities beyond voice.

•                  The Company announced over 40 new features and enhancements with the availability of Net-Net OS Release 5.0 which extends capabilities of the Company’s Net-Net session border controllers for controlling access to service provider, enterprise and contact center VoIP networks.  The added features and enhancements further extend the capabilities of the Company’s Net-Net SBCs for controlling access to VoIP, video and multimedia networks. These features advance the control functions of the Company’s Net-Net SBCs in the areas of security, service reach maximization, SLA assurance, revenue and profit protection and regulatory compliance.

•                  The Company announced Net-ASSURE (Assist, Support, Scale, Upgrade, Recommend, Evaluate), a new portfolio of premium professional services designed to optimize the Net-Net SBC’s delivery of trusted, first-class interactive IP communication services. These new services include an advanced set of planning, testing, implementation procedures and support coordination services. Net-ASSURE services are customized to complement the capabilities of the Company’s customers, distribution partners and product partners.

•                  The Company announced the launch of its new NextSBC Reassurance Program which is designed to ease both the technical and business obstacles to migrating users of other SBCs to Acme Packet’s industry-leading solutions.  The Company’s NextSBC Reassurance Program includes a complimentary set of Net-ASSURE professional services to provide configuration migration and optimization services and additional discounts for the Company’s products purchased either directly from Acme Packet or through one of the Company’s distribution partners.

Company to Host Live Conference Call and Webcast

The Company’s management team will host a live conference call and webcast at 5:00 p.m. eastern time today to discuss the financial results as well as management’s outlook for the business.  The conference call may be accessed in the United States by dialing (877) 777-1973 and using access code “APKT”.  The conference call may be accessed outside of the United States by dialing (612) 332-1025 and using access code “APKT”.  The conference call will be simultaneously webcast on the Company’s investor relations website, which can be accessed at www.ir.acmepacket.com.  A replay of the conference call will be available approximately two hours after the call by dialing (800) 475-6701 and using access code 879939 or by accessing the webcast replay on the Company’s investor relations website.

About Acme Packet, Inc.

Acme Packet, Inc. (NASDAQ: APKT), the leader in session border control solutions, enables service providers to deliver trusted, first class interactive communications—voice, video and multimedia sessions—across IP network borders. Our Net-Net family has been selected by over 420 service providers in 81 countries to satisfy critical security, service assurance and regulatory requirements in wireline, cable and wireless networks.  Our customers include 23 of the top 25, and 76 of the top 100 service providers in the world. These deployments support multiple applications—from VoIP trunking to hosted enterprise and residential services to fixed mobile convergence; multiple protocols—SIP, H.323, MGCP/NCS and H.248; and multiple border points—interconnect, access network and data center. For more information, contact us at +1 781.328.4400, or visit www.acmepacket.com.

Acme Packet, Inc. Safe Harbor Statement

Statements contained herein that are not historical fact (including those in the section “Company Comments on Business Outlook for 2007”) may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to the Company’s position in the session border controller market; the Company’s expected financial and operating results, including expected revenue and net income per share (on both a GAAP and non-GAAP basis) for fiscal year 2007; the amount and impact of stock-based compensation expense; the Company’s definition of “non-GAAP net income” and/or “non-GAAP net income per share”; its ability to build and grow; the benefits or advantages of its programs, services, or products including its Net-Net OS Release 5.0, the Acme Packet Connected Universe, its Net-ASSURE program, and its NextSBC Reassurance program; its traction in both new and existing customers; its ability to achieve its goals, plans and objectives; its ability to attract and retain customers; and its development activities. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated. These include, but are not limited to: difficulties growing its customer base; difficulties leveraging market opportunities; difficulties providing solutions that meet the needs of customers; poor product sales; long sales cycles; difficulty developing new products; difficulty in relationships with vendors and partners; higher risk in international operations; difficulty managing rapid growth, financial performance; its ability to hire and retain necessary employees and appropriately staff its operations; the spending of the proceeds of its capital raising activities; its cash needs; and the impact of new accounting pronouncements and increased competition. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in the Company’s recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

(1) The Company uses the financial measures “non-GAAP net income” and “non-GAAP net income per share” to supplement its consolidated financial statements, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”).  The presentation of non-GAAP net income and non-GAAP net income per share is not meant to be a substitute for “net income” or “net income per share”, presented in accordance with GAAP but rather should be evaluated in conjunction with net income and net income per share.  The Company’s management believes that the presentation of non-GAAP net income and non-GAAP net income per share provides useful information to investors because this financial measure excludes stock-based compensation expense which is a non-cash charge.  Management does not consider this item to be part of the Company’s on-going operating activities or meaningful in evaluating the Company’s past financial performance or future prospects.  Management believes that excluding stock-based compensation expense is useful to investors because it is more representative of ongoing costs and therefore more comparable to historical operations. In addition, each of non-GAAP net income and non-GAAP net income per share is a primary financial indicator that the Company’s management uses to evaluate the Company’s financial results and forecast anticipated financial results for future periods. Management also uses these non-GAAP figures to make financial and operational decisions as these numbers exclude non-operational activities. These non-GAAP measures should not be considered measures of the Company’s liquidity.  The Company’s definition of “non-GAAP net income” and/or “non-GAAP net income per share” may differ from similar measures used by other companies and may differ from period to period. From time to time, subject to the review and approval of the audit committee of the Board of Directors, management may make other adjustments for expenses and gains that it does not consider reflective of core operating performance in a particular period and may modify “non-GAAP net income” and/or “non-GAAP net income per share” by excluding these expenses and gains.

Acme Packet, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
	(unaudited)		(unaudited)
Revenue:
Product	$22,846	$16,006	$44,063	$33,186
Maintenance, support and service	4,178	3,148	8,052	4,893
Total revenue	27,024	19,154	52,115	38,079

Cost of revenue (2):
Product	4,265	2,974	8,593	6,793
Maintenance, support and service	1,216	827	2,188	1,299
Total cost of revenue	5,481	3,801	10,781	8,092

Gross profit	21,543	15,353	41,334	29,987

Operating expenses (2):
Sales and marketing	8,464	5,609	16,107	10,446
Research and development	4,860	3,140	9,159	5,777
General and administrative	2,631	1,551	5,151	2,695
Total operating expenses	15,955	10,300	30,417	18,918

Income from operations	5,588	5,053	10,917	11,069

Other income, net	1,605	316	3,154	490
Income before provision for income taxes	7,193	5,369	14,071	11,559

Provision for income taxes	2,576	140	5,162	309

Net income	$4,617	$5,229	$8,909	$11,250
Net income per share applicable to common stockholders (3)
Basic	$0.08	$0.11	$0.15	$0.23
Diluted	$0.07	$0.09	$0.13	$0.21
Weighted average number of common shares used in net income per common share calculation (3)
Basic	59,099,914	16,048,107	58,776,394	15,902,307
Diluted	65,851,496	21,448,662	66,041,004	20,142,747

(2) Amounts include stock-based compensation expense, as follows:
Cost of product revenue	$70	$4	$112	$4
Cost of maintenance, support and service revenue	97	6	158	9
Sales and marketing	595	55	950	74
Research and development	486	46	792	49
General and administrative	301	7	481	10

(3) In the three and six month periods ended June 30, 2006, net income per share calculations were computed using the two-class method.  Under the two-class method, basic net income per share is computed by dividing the net income applicable to common stockholders by the weighted-average number of common shares outstanding for the fiscal period.  Diluted net income per share is computed using the more dilutive of (a) the two-class method or (b) the if-converted method. The Company allocates net income first to preferred stockholders based on dividend rights under the Company’s charter and then to common stockholders based on ownership interests.

Acme Packet, Inc.
Table of Reconciliation from GAAP to Non-GAAP
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
	(unaudited)		(unaudited)

Reconciliation of non-GAAP net income (1):
Net income	$4,617	$5,229	$8,909	$11,250
Adjustments:
Stock-based compensation expense, net of taxes	1,050	118	1,789	146
Non-GAAP net income (1)	$5,667	$5,347	$10,698	$11,396

Non-GAAP net income per share applicable to common stockholders (1)
Basic	$0.10	$0.11	$0.18	$0.24
Diluted	$0.09	$0.10	$0.16	$0.21

(1) The Company uses the financial measures “non-GAAP net income” and “non-GAAP net income per share” to supplement its consolidated financial statements, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”).  The presentation of non-GAAP net income and non-GAAP net income per share is not meant to be a substitute for “net income” or “net income per share” presented in accordance with GAAP but rather should be evaluated in conjunction with net income and net income per share.  The Company’s management believes that the presentation of non-GAAP net income and non-GAAP net income per share provides useful information to investors because this financial measure excludes stock-based compensation expense which is a non-cash charge.  Management does not consider this item to be part of the Company’s on-going operating activities or meaningful in evaluating the Company’s past financial performance or future prospects.  Management believes that excluding stock-based compensation expense is useful to investors because it is more representative of ongoing costs and therefore more comparable to historical operations. In addition, each of non-GAAP net income and non-GAAP net income per share is a primary financial indicator that the Company’s management uses to evaluate the Company’s financial results and forecast anticipated financial results for future periods. Management also uses these non-GAAP figures to make financial and operational decisions as these numbers exclude non-operational activities. These non-GAAP measures should not be considered measures of the Company’s liquidity.  The Company’s definition of “non-GAAP net income” and/or “non-GAAP net income per share” may differ from similar measures used by other companies and may differ from period to period. From time to time, subject to the review and approval of the audit committee of the Board of Directors, management may make other adjustments for expenses and gains that it does not consider reflective of core operating performance in a particular period and may modify “non-GAAP net income” and/or “non-GAAP net income per share” by excluding these expenses and gains.

Acme Packet, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2007	December 31, 2006
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$126,139	$118,714
Accounts receivable, net	16,863	14,337
Inventory	7,758	7,211
Deferred tax asset	3,515	3,515
Other current assets	1,369	1,681
Total current assets	155,644	145,458
Property and equipment, net	7,320	6,857
Other assets	347	343
Deferred tax asset	1,265	1,265
Total assets	$164,576	$153,923

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,872	$5,354
Accrued expenses and other liabilities	6,342	7,859
Deferred revenue	9,938	9,401
Total current liabilities	21,152	22,614

Deferred rent	334	372

Stockholders’ equity:
Undesignated preferred stock	—	—
Common stock	60	59
Additional paid-in capital	133,549	130,306
Retained earnings	9,481	572
Total stockholders’ equity	143,090	130,937
Total liabilities and stockholders’ equity	$164,576	$153,923